                                LOCK-UP AGREEMENT

      LOCK-UP AGREEMENT, dated as of December 23, 1996 (this "Agreement"), by and among Security Systems Holdings, Inc., a Delaware corporation ("SSH"), Triton Group Ltd., a Delaware corporation ("Triton"), and each of the other persons set forth on the signature pages hereto (collectively, the "Lock-up Stockholders").

                              W I T N E S S E T H:

      WHEREAS, concurrently herewith, Triton Group Ltd., a Delaware corporation ("Triton"), Triton Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Triton ("Merger Sub"), and SSH are entering into an Agreement and Plan of Merger (the "Merger Agreement", capitalized terms used without definition herein having the meanings ascribed thereto in the Merger Agreement);

      WHEREAS, the Lock-up Stockholders are the beneficial and record owners of the number of shares of Company Common Stock and Company Preferred Stock set forth in Schedule I hereto (collectively, the "Shares"); and

      WHEREAS, as a condition to its entering into the Merger Agreement, Triton has required that SSH and the Lock-up Stockholders agree, and SSH and the Lock-up Stockholders have agreed, to enter into this Agreement;

      NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

      1. Covenants of Lock-up Stockholders.

      (a) During the term of this Agreement, the Lock-up Stockholders agree that they shall not:

            (i) sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other agreement with respect to the transfer, pledge, assignment or other disposition of, any Shares;

            (ii) enter into a voting agreement with respect to any Shares;

            (iii) solicit or initiate any Acquisition Proposal, participate in any negotiations with respect to any Acquisition Proposal, furnish to any other person any confidential information with respect to SSH or its business, or otherwise cooperate in any way with or assist or participate in, or facilitate any Acquisition Proposal. The Lock-up Stockholders shall promptly notify SSH if any such Acquisition Proposal is made to any Lock-up Stockholder; or

            (iv) otherwise take any action inconsistent with the Merger Agreement or that would prevent any condition precedent to the Merger from being satisfied at or prior to the Effective Time of the Merger.

      (b) The Lock-up Stockholders hereby agree that at all times prior to the Effective Time, they shall continue to own and exercise voting rights with respect to the Shares.

      (c) The Lock-up Stockholders hereby agree that at any meeting of the stockholders of SSH, however called, and in any action by written consent of the stockholders of SSH, they shall (i) vote the Shares in favor of the Merger and the Merger Agreement; and (ii) vote the Shares against any action or agreement which would result in a breach of any covenant, representation or warranty of SSH under the Merger Agreement; provided, however, that no Lock-up Stockholder shall be required to take the actions set forth above in clause (i) or (ii) of this Section 1(c) in the event of any amendment to the Merger Agreement that materially and adversely affects the interests of such Lock-up Stockholder.

      (d) As soon as practicable after the execution of this Agreement, the Lock-up Stockholders shall cause the following legend to be placed on the certificates representing the Shares:

      "The securities represented by this certificate are subject to a Lock-up Agreement, dated as of December 23, 1996, with Security Systems Holdings, Inc. which imposes, among other things, certain restrictions on the transfer of such shares."

      (e) To the extent inconsistent with the foregoing provisions of this
Section 1, each of the Lock-up Stockholders hereby revokes any and all previous proxies or consents with respect to such Lock-up Stockholder's Shares or any other voting securities of SSH.

            2. Securities Act Covenants and Representations. Each of the Lock-up Stockholders hereby agrees and represents to SSH as follows:

      (a) Such Lock-up Stockholder has been advised that the offering, sale and delivery of the shares of Parent Common Stock pursuant to the Merger will be registered under the Securities Act on a Registration Statement on Form S-4. Such Lock-up Stockholder has also been advised, however, that to the extent such Lock-up Stockholder is an "affiliate" of SSH for purposes of the Securities Act at the time the Merger Agreement is submitted for a vote of the stockholders of SSH, any public offering or sale by such Lock-up Stockholders of any shares of Parent Common Stock received by such Lock-up Stockholders in the Merger will, under current law, require either (i) the further registration under the Securities Act of any shares of Parent Common Stock to be sold by such Lock-up Stockholder, (ii) compliance with Rule 145 promulgated by the SEC under the Securities Act or (iii) the availability of another exemption from such registration under the Securities Act.

      (b) Such Lock-up Stockholder understands that stop transfer instructions will be given to Triton's transfer agent with respect to shares of Parent Common Stock and that a legend will be placed on the certificates for the shares of Parent Common Stock issued to such Lock-up Stockholder, or any substitutions therefor, to the extent such Lock-up Stockholder is considered an "affiliate" of SSH for purposes of the Securities Act at the time the Merger Agreement is submitted for a vote of the stockholders of SSH.

      3. Registration Rights; Affiliate Agreements. At the Effective Time, the Lock-up Stockholders set forth on Schedule II hereto shall enter into a Registration Rights Agreement with Triton substantially in the form attached to the Merger Agreement as Exhibit E. In addition, at or prior to the Effective Time, each Lock-up Stockholder shall execute and deliver to Triton an Affiliate Agreement substantially in the form attached to the Merger Agreement as Exhibit C.

      4. Additional Purchases. Each Lock-up Stockholder agrees that any New Shares (as defined below) acquired or purchased by such Lock-up Stockholder shall be subject to the terms of this Agreement. For purposes of this Agreement, the term "New Shares" shall mean any shares of Company Common Stock or Company Preferred Stock that each Lock-up Stockholder purchases, otherwise acquires beneficial ownership of or acquires the right to vote or share in the voting of, after the execution of this Agreement, including, without limitation, through the exercise of any options, warrants or other rights to purchase Company Common Stock or Company Preferred Stock.

      5. Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of their obligations under this Agreement.

      6. Representations and Warranties of SSH. SSH represents and warrants to the Lock-up Stockholders as follows: Each of this Agreement and the Merger Agreement (i) has been approved by the Board of Directors of SSH, (ii) has been duly executed and delivered by a duly authorized officer of SSH and (iii) constitutes a valid and binding agreement of SSH, enforceable against SSH in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors rights generally and by general equitable principles.

      7. Representations and Warranties of the Lock-up Stockholders. Each Lock-up Stockholder represents and warrants to SSH as follows: This Agreement has been duly authorized, executed and delivered by such Lock-up Stockholder and constitutes the valid and binding agreement of such Lock-up Stockholder, enforceable against such Lock-up Stockholder in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles. Such Lock-up Stockholder is the record and beneficial owner of the Shares set forth opposite its respective name on Schedule I to this Agreement, and at the Closing shall be the record and beneficial owner of the Shares set forth opposite its respective name on
Schedule I to this Agreement, in each case free and clear of all claims, liens, pledges, security interests, restrictions or encumbrances of any nature whatsoever, with no restrictions on voting rights and other incidents of record and beneficial ownership incident thereto. Neither the execution or delivery of this Agreement nor the consummation by such Lock-up Stockholder of the transactions contemplated hereby will violate (a) the certificate of incorporation, by-laws or partnership agreement of any such Lock-up
Stockholder, or (b) any provisions of any law, rule or regulation applicable to such Lock-up Stockholder or any contract or agreement to which such Lock-up Stockholder is a party. Neither such Lock-up Stockholder nor any of its affiliates is, or at any time within the preceding 12 months has been, directly or indirectly, an affiliate of Triton or the beneficial owner of 5% or more of the outstanding shares of Parent Common Stock.

      8. Effectiveness and Termination. It is a condition precedent to the effectiveness of this Agreement that the Merger Agreement shall have been executed and delivered and be in full force and effect. This Agreement shall automatically terminate and be of no further force or effect upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms or (ii) the Effective Time; provided, however, that, notwithstanding the non-occurrence of the events set forth in clause (i) or (ii) above, this Agreement shall terminate no later than April 15, 1997, unless the parties to the Merger Agreement shall not have terminated the Merger Agreement, in which event this Agreement shall terminate no later than April 30, 1997. Upon such termination of this Agreement, except for any rights any party may have in respect of any breach by any other party of its obligations or (subject to the following proviso) representations or warranties hereunder, none of the parties hereto shall have any further obligation or liability hereunder; provided, however, that the representations and warranties hereunder shall survive for a period of six months following the termination of this Agreement (and any party breaching any such representation and warranty shall be liable to the non-breaching party for any losses or damages arising out of such breach) if (x) the Merger Agreement is terminated following, and in reliance upon, any breach of any such representation and warranty hereunder, and (y) notice of such breach is delivered to the breaching party within such six month period.

9. Miscellaneous.

      (a) Notices, Etc. All notices, requests, demands or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered personally (by courier service or otherwise), when delivered by telecopy and confirmed by return telecopy, or seven days after being mailed by first-class mail, postage prepaid in each case to the applicable addresses set forth below:

      If to SSH, to:

            Security Systems Holdings, Inc.
            125 Frontage Road
            Orange, Connecticut 06477
            Telecopier No.:  (203) 796-9636
            Telephone No.:  (203) 795-9000
            Attention:  Chairman

            with a copy to:

            Morgan, Lewis & Bockius LLP
            101 Park Avenue
            New York, New York  10178
            Telecopier No.: (212) 309-6273
            Telephone No.: (212) 309-6000
            Attention: David Blea, Esq.

      If to Triton, to:

            Triton Group Ltd.
            550 West "C" Street, Suite 1880
            San Diego, California 92101
            Telecopier No.:  (619) 231-9170
            Telephone No.: (619) 231-1818
            Attention:  President

            with a copy to:

            Latham & Watkins
            701 "B" Street, Suite 2100
            San Diego, California  92101
            Telecopier No.: (619) 696-7419
            Telephone No.: (619) 236-1234
            Attention: Scott N. Wolfe, Esq.

      If to Canaan Venture Limited Partnership or Canaan Venture Offshore Limited Partnership, CV, to:

            Canaan Partners
            105 Rowayton Avenue
            Rowayton, Connecticut 06853
            Telecopier: (203) 854-9117
            Telephone: (203) 855-0400
            Attention:  Stephen L. Green

      If to Triumph-Connecticut Limited Partnership, to:

            Triumph-Connecticut Limited Partnership
            Sixty State Street
            21st Floor
            Boston, Massachusetts  02109
            Telecopier: (617) 557-6022
            Telephone: (617) 557-6000
            Attention:  Thomas W. Janes

      If to Coast Mezzanine Investments, Ltd.:

            c/o HWR Services, Ltd.
            Craigmuir Chambers
            P.O. Box 71
            Road Town, Tortola, B.V.I.

            with copies to:

            Brobeck Phleger & Harrison LLP   Coast Investment & Development Co.
            1633 Broadway                    P.O. Box 26755 Safat
            New York, New York  10019        13128 Safat
            Telecopier:  (212) 586-7878      Kuwait
            Telephone:  (212) 581-1600       Attention: Mr. Khaled Ait Khalifa
            Attention: Robert P. Wessely

      If to Alis & Co., Thorne Barnes Donnelley 1988 Trust or Northern Trust Company, as trustee of the Trust designated by the name of Thorne Barnes Donnelley under the will of Thorne Donnelley, deceased, account #01-31219:

            c/o Simpson Estates
            30 North LaSalle Street
            Suite 1232
            Chicago, Illinois  60602-2504
            Attention: Patrick Herbert, III

      If to Davis Capital, LLC, to:

            Davis Capital, LLC
            135 East Putnam Avenue
            Greenwich, Connecticut  06830
            Telecopier:  (203) 861-0298
            Telephone:  (203) 861-0198
            Attention:  Ronald V. Davis

      If to BF Partners, Stuart L. Bell or Stuart L. Bell, as Custodian F.B.O. Curren E. Bell, Kylie L. Bell and Ian H. Bell, U.G.M.A. Connecticut:

            c/o Innovative
            1200 High Ridge Road
            Stamford, Connecticut  06905
            Telecopier:  (203) 321-1044
            Telephone:  (203) 321-1050
            Attention:  Stuart L. Bell

      If to Wiley T. Buchanan:

            c/o Chetwood Investments, Inc.
            1700 Lincoln Street
            Suite 3650
            Denver, Colorado  80203
            Telecopier: (303) 863-1076
            Telephone: (303) 863-1090

      If to Russell R. MacDonnell, David Heidecorn or Gregory J. Westhoff:

            c/o Security Systems Holdings, Inc.
            125 Frontage Road
            Orange, Connecticut 06477

            Telecopier No.:  (203) 796-9636
            Telephone No.:  (203) 795-9000

or to such other address as such party shall have designated by notice so given to each other party.

      (b) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing, signed by each of the parties hereto.

      (c) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, including without limitation, in the case of any corporate party hereto any corporate successor by merger or otherwise. Except with the prior written consent of the other parties hereto, no party may assign any of its rights or obligations hereunder.

      (d) Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement. The parties hereto acknowledge and agree that SSH and Triton have executed the Merger Agreement in reliance upon the representations, warranties and agreements of the Lock-up Stockholders set forth in this Agreement.

      (e) Severability. If any term of this Agreement or the application thereof to any party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such term to the other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law, provided that in such event the parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the parties' intentions hereunder.

      (f) Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

      (g) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

      (h) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

      (i) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of and shall not be enforceable by any person or entity who or which is not a party hereto.

      (j) Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (j) and shall not be deemed to be a general submission to the jurisdiction of said Court or in the State of Delaware other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

      (k) Governing Law. This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the law of the State of Delaware.

      (l) Name, Captions. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof.

      (m) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

      (n) Expenses. Each of the parties hereto shall bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, except that in the event of a dispute concerning the terms or enforcement of this Agreement, the prevailing party in any such dispute shall be entitled to reimbursement of reasonable legal fees and disbursements from the other party or parties to such dispute.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                    SECURITY SYSTEMS HOLDINGS, INC.


                                    By: /s/ Russell R. MacDonnell
                                       ------------------------------------
                                       Name: Russell R. MacDonnell
                                       Title: Chairman/President


                                    TRITON GROUP LTD.


                                    By: /s/ Michael M. Earley
                                       ------------------------------------
                                       Name: Michael M. Earley
                                       Title: President & CEO


                                    CANAAN VENTURE LIMITED
                                    PARTNERSHIP


                                    By: /s/ Robert J. Migliorino
                                       ------------------------------------
                                       Name: Robert J. Migliorino
                                       Title: General Partner


                                    CANAAN VENTURE OFFSHORE LIMITED
                                    PARTNERSHIP, CV


                                    By: /s/ Robert J. Migliorino
                                       ------------------------------------
                                       Name: Robert J. Migliorino
                                       Title: General Partner

                                    TRIUMPH-CONNECTICUT LIMITED
                                    PARTNERSHIP


                                    By: /s/ Thomas W. Janes
                                       ------------------------------------
                                       Name: Thomas W. Janes
                                       Title: Managing Director


                                    COAST MEZZANINE INVESTMENTS, LTD.


                                    By:____________________________________
                                       Name:
                                       Title:


                                    By:____________________________________
                                       Name:
                                       Title:


                                    ALIS & CO.


                                    By: /s/ Patrick J. Herbert, III
                                       ------------------------------------
                                       Name: Partrick J. Herbert, III
                                       Title: General Partner


                                    THORNE BARNES DONNELLEY 1994 TRUST


                                    By: /s/ Patrick J. Herbert, III
                                       ------------------------------------
                                       Name: Patrick J. Herbert, III
                                       Title: Trustee

                                    NORTHERN TRUST COMPANY, as trustee of the Trust designated by the name of Thorne Barnes Donnelley under the will of Thorne Donnelley, deceased, account #01-31219

                                    By: /s/ William E. McClintic
                                       ------------------------------------
                                       Name: William E. McClintic
                                       Title: Vice President



                                    DAVIS CAPITAL, LLC

                                    By: /s/ Wiley T. Buchanan, III,
                                            Attorney-in-fact for Ronald Davis
                                       ------------------------------------
                                       Name:
                                       Title:


                                    BF PARTNERS

                                    By: /s/ Stuart L. Bell
                                       -------------------------------------
                                       Name: Stuart L. Bell
                                       Title: General Partner


                                      /s/ Stuart L. Bell
                                    ----------------------------------------
                                    Stuart L. Bell


                                      /s/ Stuart L. Bell
                                    ----------------------------------------
                                    Stuart L. Bell, as Custodian F.B.O.
                                    Curren E. Bell, Kylie L. Bell and
                                    Ian H. Bell, U.G.M.A. Connecticut


                                      /s/ Wiley T. Buchanan, III
                                    ----------------------------------------
                                    Wiley T. Buchanan, III
                                    919 Vine Street
                                    Denver, CO  80206

                                      /s/ Russell R. MacDonnell
                                    -----------------------------------------
                                     Russell R. MacDonnell
                                    5 Molly Lane
                                    Darien, CT  06020



                                      /s/ David Heidecorn
                                    -----------------------------------------
                                     David Heidecorn
                                    4 Gifford Lake Drive
                                    Armonk, NY  10504


                                      /s/ Gregory J. Westhoff
                                    -----------------------------------------
                                     Gregory J. Westhoff

                                   SCHEDULE I

                             OWNERSHIP OF THE SHARES

                                             Company               Company
         Name of Stockholder             Preferred Stock        Common Stock
         -------------------             ---------------        ------------
Canaan Venture Offshore Limited              28,200                28,200
Partnership, CV

Canaan Venture Limited Partnership           11,800                11,800

Coast Mezzanine Investments, Ltd.               0            33,748 (Non-voting)

Triumph Capital Group, Inc.                  30,750                64,498

Alis & Co.                                   12,250                23,196

Thorne Donnelley Trust 1988                   2,500                 2,500

Thorne Donnelley Trust                        4,000                 6,820
c/o Northern Trust

Wiley T. Buchanan                             3,500                 3,500

Davis Capital, LLC                            3,000                 3,000

Stuart L. Bell, as Custodian for the benefit  2,500                 4,159
of Curren E. Bell, Kylie L. Bell, Ian H.
Bell; BF Partners

Russell R. MacDonnell                          500                 19,750

David Heidecorn                                750                  6,500

Gregory J. Westhoff                             0                   6,290

      TOTAL:                                 99,750                213,921

                                   SCHEDULE II

                          LOCK-UP STOCKHOLDERS TO SIGN
                        THE REGISTRATION RIGHTS AGREEMENT

1.    Canaan Venture Limited Partnership.

2.    Canaan Venture Offshore Limited Partnership, CV

3.    Triumph-Connecticut Limited Partnership

4.    Alis & Co.

5.    Thorne Barnes Donnelley 1988 Trust.

                                                                       Exhibit A


                          REGISTRATION RIGHTS AGREEMENT